Exhibit H-1

PRICEWATERHOUSECOOPERS LLC

PricewaterhouseCoopers Audit, s.r.o.
Katerinska 40/466
120 00 Prague 2
Czech Republic
Telephone +420 251 151 111
Facsimile +420 251 156 111
ID No. 40765521

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF UNITED ENERGY, A.S.

We have audited the accompanying balance sheet of United Energy, a.s, as at 31 December 2002, the related income statement and notes, including the statement of cash flows, for the year then ended (“the financial statements”). The financial statements and underlying accounting records are the responsibility of the Company’s Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Act on Auditors and Auditing Standards of the Chamber of Auditors of the Czech Republic. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements give a true and fair view, in all material respects, of the assets, liabilities and equity of United Energy, a.s. as at 31 December 2002, and the results of its operations and its cash flows for the year then ended in accordance with the Act on Accounting and other relevant legislation of the Czech Republic.

21 February 2003

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Audit, s.r.o.
Represented by

/s/ Thomas Linder                          /s/ Ivana Kunova

Thomas Linder                              Ivana Kunova
Partner                                          Auditor, Licence No. 1784

UNITED ENERGY, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
ASSETS

                                                             12/31/2002            12/31/2001
                                                          ------------------   --------------------

                                                                        (CZK 000's)

Total Assets                                                      6,668,201              6,939,456
                                                          ==================   ====================

Fixed Assets                                                      6,093,037              6,455,769
                                                          ------------------   --------------------

    Intangible Fixed Assets                                           3,558                  3,910
                                                          ------------------   --------------------

        Software                                                      1,581                  2,570
        Intangible Assets in the Course of Construction               1,977                  1,340
                                                          ------------------   --------------------

    Tangible Fixed Assets                                         5,877,781              6,242,133
                                                          ------------------   --------------------

        Land                                                         43,794                 44,932
        Constructions                                             1,477,577              1,558,204
        Equipment                                                 3,848,457              4,113,449
        Other Tangible Fixed Assets                                      18                    277
        Tangible Assets in the Course of Construction               473,675                479,947
        Advances Paid for Tangible Fixed Assets                      34,260                 45,324
                                                          ------------------   --------------------

    Long-Term Investments                                           211,698                209,726
                                                          ------------------   --------------------

        Investments in Subsidiaries                                 211,643                209,671
        Investments in Associates                                        49                     49
        Other Financial Investments                                       6                      6
                                                          ------------------   --------------------

Current Assets                                                      572,490                478,255
                                                          ------------------   --------------------

    Inventories                                                      93,981                104,239
                                                          ------------------   --------------------

        Raw Materials                                                93,981                104,239
                                                          ------------------   --------------------

    Long-Term Receivables                                             6,432                  5,698
                                                          ------------------   --------------------

        Long-Term Trade Receivables                                   6,432                  5,698
                                                          ------------------   --------------------

    Short-Term Receivables                                          164,700                218,113
                                                          ------------------   --------------------

        Trade Receivables                                           163,520                217,060
        Taxes Receivables and State Subsidies Receivable                533                    564
        Other Receivables from Group Undertakings                         -                      -
        Other Receivables                                               647                    489
                                                          ------------------   --------------------

    Financial Assets                                                307,377                150,205
                                                          ------------------   --------------------

        Cash in Hand                                                  2,434                 15,127
        Cash at Bank                                                 38,844                 37,897
        Short-Term Investments                                      266,099                 97,181
                                                          ------------------   --------------------

Other Assets                                                          2,674                  5,432
                                                          ------------------   --------------------

    Accruals and Deferrals                                            1,068                  5,398
                                                          ------------------   --------------------

        Prepaid Expenses                                              1,059                  5,366
        Accrued Revenue                                                   9                     32
                                                          ------------------   --------------------

    Anticipated Assets                                                1,606                     34
                                                          ------------------   --------------------

UNITED ENERGY, a.s.
FINANCIAL STATEMENTS - BALANCE SHEET
LIABILITIES AND OWNER'S EQUITY

                                                             12/31/2002           12/31/2001
                                                          -----------------   -------------------

                                                                       (CZK 000's)

Total Liabilities and Equity                                     6,668,201             6,939,456
                                                          =================   ===================

Equity                                                           4,858,220             4,584,095
                                                          -----------------   -------------------

    Registered Capital                                           1,912,932             1,912,932
                                                          -----------------   -------------------

       Registered Capital                                        1,912,932             1,912,932
                                                          -----------------   -------------------

    Capital Contributions                                          252,586               252,586
                                                          -----------------   -------------------

       Share Premium                                               226,656               226,656
       Other Capital Contributions                                  25,930                25,930
                                                          -----------------   -------------------

    Reserve Funds                                                  324,864               309,648
                                                          -----------------   -------------------

       Statutory Reserve Fund                                      321,829               306,735
       Statutory and Other Reserves                                  3,035                 2,913
                                                          -----------------   -------------------

    Retained Earnings                                            2,089,445             1,807,048
                                                          -----------------   -------------------

       Retained Profits                                          2,089,445             1,807,048
                                                          -----------------   -------------------

    Profit (Loss) for the Current Period (+/-)                     278,393               301,881
                                                          -----------------   -------------------

Liabilities                                                      1,788,992             2,329,395
                                                          -----------------   -------------------

    Provisions                                                     538,267               416,167
                                                          -----------------   -------------------

       Non-Deductible Provisions                                    25,112                31,432
       Deferred Tax Liability                                      513,155               384,735
                                                          -----------------   -------------------

    Long-Term Liabilities                                            1,818                 3,315
                                                          -----------------   -------------------

       Other Long-Term Liabilities                                   1,818                 3,315
                                                          -----------------   -------------------

    Short-Term Liabilities                                         353,931               339,774
                                                          -----------------   -------------------

       Trade Payables                                              329,432               319,840
       Liabilities to Shareholders/Owners                              227                   338
       Payroll Payable and Other Liabilities to Employees           10,882                10,130
       Liabilities for Social Insurance                              6,176                 5,899
       Taxes and State Subsidies Payable                             7,021                 3,416
       Other Payables                                                  193                   151
                                                          -----------------   -------------------

    Bank Loans and Overdrafts                                      894,976             1,570,139
                                                          -----------------   -------------------

       Long-Term Bank Loans                                        569,363               829,977
       Short-Term Bank Loans and Overdrafts                        325,613               740,162
                                                          -----------------   -------------------

Other Liabilities                                                   20,989                25,966
                                                          -----------------   -------------------

    Accruals and Deferrals                                             379                   176
                                                          -----------------   -------------------

       Accruals                                                        379                   176
                                                          -----------------   -------------------

    Anticipated Liabilities                                         20,610                25,790
                                                          -----------------   -------------------

UNITED ENERGY, a.s.
FINANCIAL STATEMENTS - INCOME STATEMENT

                                                                 12/31/2002           12/31/2001
                                                               ----------------   -------------------

                                                                            (CZK 000's)

Sale of Production (A)                                               2,854,751             2,868,665
                                                               ----------------   -------------------

    Sales of Own Products and Services                               2,854,596             2,867,720
    Own Work Capitalized                                                   155                   945
                                                               ----------------   -------------------

Cost of Sales (B)                                                    1,707,428             1,745,699
                                                               ----------------   -------------------

    Raw Materials and Consumables                                    1,373,902             1,409,744
    Services                                                           333,526               335,955
                                                               ----------------   -------------------

Added Value (A)-(B) (+)                                              1,147,323             1,122,966
                                                               ----------------   -------------------

Staff Costs (-)                                                        239,397               247,730
                                                               ----------------   -------------------
    Wages and Salaries                                                 173,152               179,385
    Emoluments of Board Members                                            997                 1,020
    Social Security Costs                                               60,755                62,701
    Other Social Costs                                                   4,493                 4,624
                                                               ----------------   -------------------
Taxes and Charges (-)                                                    4,431                 3,280
Depreciation of Long-Term Assets (-)                                   370,486               369,429
Sale of Long-Term Assets and Raw Materials (+)                          20,981                27,112
Net Book Amount of Long-Term Assets and Raw Materials Sold (-)          12,273                13,125
Provisions Written Back to Operating Income (+)                          5,064                     -
Provisions for Operating Liabilites and Charges (-)                          -                16,626
Amounts Written Back to Operating Assets (+)                             7,755                11,670
Amounts Written Off Operating Assets (-)                                48,754                16,971
Other Operating Income (+)                                               2,129                 6,791
Other Operating Charges (-)                                             55,868                58,858
                                                               ----------------   -------------------

Operating Result (C)                                                   452,043               442,520
                                                               ----------------   -------------------

Income from Sales of Securities and Shares (+)                               -               255,000
Securities and Shares Sold (-)                                               -               200,000
Income from Long-Term Investments (+)                                        1                 8,345
    Income from Other Long-Term Investments                                  1                 8,345
                                                               ----------------   -------------------
Provisions Written Back to Financial Income (+)                              -                43,237
Provisions for Financial Liabilities and Charges (-)                     3,550                20,790
Amounts Written Back on Investments (+)                                  1,972                     -
Amounts Written Off Investments(-)                                       3,416                 1,972
Interest Income (+)                                                      3,598                 2,781
Interest Expense (-)                                                    46,173               119,736
Other Financial Income (+)                                              35,325                 3,252
Other Financial Expense (-)                                             37,060                22,579
                                                               ----------------   -------------------

Result from Financial Transactions (D)                                 (49,303)              (52,462)
                                                               ----------------   -------------------

Tax on Profit or Loss on Ordinary Activities (E)                       128,559                90,396
                                                               ----------------   -------------------
    -current                                                               139                     -
    -deferred                                                          128,420                90,396
                                                               ----------------   -------------------
Profit or Loss on Ordinary Activities
 After Taxation (C)+(D)-(E) = (F)                                      274,181               299,662
                                                               ----------------   -------------------

Extraordinary Income (+)                                                13,284                 8,255
Extraordinary Charges (-)                                                9,072                 6,036
                                                               ----------------   -------------------

Profit (Loss) on Extraordinary Items After Taxation (G)                  4,212                 2,219
                                                               ----------------   -------------------

Net Profit (Loss) for the Financial Period (F)+(G)                     278,393               301,881
                                                               ================   ===================

Profit (Loss) Before Taxation                                          406,952               392,277
                                                               ================   ===================

UNITED ENERGY, a.s.
CASH FLOW

                                                                                    12/31/2002             12/31/2001
                                                                                -------------------   ---------------------

                                                                                               (CZK 000's)

Cash and Cash Equivalents at the Beginning of the Year (P)                                 150,205                 250,405
                                                                                -------------------   ---------------------

Net Profit (Loss) on Ordinary Activities Before Tax (A)                                    402,740                 390,058
                                                                                -------------------   ---------------------

Adjustments for Non-Cash Movements (B)                                                     427,184                 456,842
                                                                                -------------------   ---------------------

     Depreciation of Fixed Assets                                                          370,486                 370,104
     Change in General Provisions, Accruals and Prepayments                                 18,507                  32,073
     (Profit)/Loss from Disposal of Fixed Assets                                            (4,384)                (62,290)
     Net Interest Expense                                                                   42,575                 116,955
                                                                                -------------------   ---------------------

Net Cash Flows from Ordinary Activities (A) + (B) = (C)                                    829,924                 846,900
                                                                                -------------------   ---------------------

Working Capital Changes: (D)                                                                83,271                  76,086
                                                                                -------------------   ---------------------

     (Increase)/Decrease in Receivables                                                     61,802                 (26,323)
     Increase/(Decrease) in Short Term Payables                                             11,211                 100,274
     (Increase)/Decrease in Inventories                                                     10,258                   2,135
                                                                                -------------------   ---------------------

Net Cash Flows from Ordinary Activities Before Tax (C) + (D) = (E)                         913,195                 922,986

Interest Paid (F)                                                                          (46,173)               (119,736)
Interest Received (G)                                                                        3,598                   2,781
Income Tax on Ordinary Activities Paid (H)                                                    (672)                   (564)
Cash Movements Relating to Extraordinary Profit/(Loss)
     Including Tax Paid on Extraordinary Income (I)                                          4,212                   2,219
                                                                                -------------------   ---------------------

Net Cash Flows from Ordinary Activities (E) + (F) + (G) + (H) + (I) = (L)                  874,160                 807,686
                                                                                -------------------   ---------------------

Acquisitions of Fixed Assets                                                               (55,581)               (367,700)
Proceeds from Sale of Fixed Assets                                                          19,632                 267,349
Loans to Related Parties                                                                         -                 (28,000)
                                                                                -------------------   ---------------------

Net Cash Flows From Investing Activities (M)                                               (35,949)               (128,351)
                                                                                -------------------   ---------------------

Change in Long Term and Short Term Liabilities (J)                                        (676,660)               (774,870)
Changes in Equity (K)                                                                       (4,379)                 (4,665)
                                                                                -------------------   ---------------------

     Direct Payments from Reserves                                                          (3,758)                 (4,153)
     Dividends Paid                                                                           (621)                   (512)
                                                                                -------------------   ---------------------

Net Cash Flows from Financing Activities (J) + (K) = (N)                                  (681,039)               (779,535)
                                                                                -------------------   ---------------------

Net Increase (Decrease) in Cash and Cash Equivalents (L) + (M) + (N) = (O)                 157,172                (100,200)
                                                                                -------------------   ---------------------

Cash and Cash Equivalents at the End of the Year (O) + (P)                                 307,377                 150,205
                                                                                ===================   =====================